Exhibit 10.2

2022 INTERNATIONAL BANCSHARES CORPORATION
STOCK APPRECIATION RIGHTS PLAN

STOCK APPRECIATION RIGHTS AWARD AGREEMENT

This Stock Appreciation Rights Award Agreement (this “Agreement”) is made and entered into as of [DATE] by and between INTERNATIONAL BANCSHARES CORPORATION, a Texas corporation (the “Company”) and [EMPLOYEE NAME] (the “Participant”).

Grant Date: __________________________

Number of Stock Appreciation Rights (“SARs”): ________________________________

Base Value per SAR: $ ______________

Expiration Date: _________________________________

1.            Grant of SARs.

1.1            Grant. The Company hereby grants to the Participant an aggregate of [NUMBER] stock appreciation rights (the “SARs”). Each SAR entitles the Participant to receive, upon exercise, an amount equal to the excess of (a) the Fair Market Value of one share of Company Stock on the date of exercise, over (b) the Base Value, equal to the Fair Market Value of one share of Company Stock on the Grant Date (the “Appreciation Value”). The SARs are being granted pursuant to the terms of the Company’s 2022 Stock Appreciation Rights Plan (the “Plan”).

1.2            Consideration; Subject to Plan. The grant of the SARs is made in consideration of the services to be rendered by the Participant to the Company and is subject to the terms and conditions of the Plan. Capitalized terms used but not defined herein will have the meaning ascribed to them in the Plan.

2.            For purposes of this Agreement:

2.1            “Continuous Service” means the Participant has been employed by the Company/Subsidiary continuously since the Grant Date or been on leave, if preapproved by an executive officer of the Company/Subsidiary before the leave.

2.2            “Disability” means the Participant’s inability to perform the essental functions of Particpant’s job duties with or without a reasonable accommodation and such disability (i) remains in effect for any ninety-one (91) consecutive days or (ii) remains in effect for any combination of one hundred twenty (120) days (whether consecutive or not) out of any three hundred sixty (360)-day period”.

2.3            “Separation from Service” means the Participant’s termination of employment with the Company/Subsidiary for any reason whatsoever, including, without limitation, death, Disability, retirement, voluntary termination, or Termination by the Company/Subsidiary for Good Reason. A Participant on leave approved by an executive officer of the Company/Subsidiary prior to such leave, shall not be considered to have a Separation from Service to the extent such leave does not constitute an interruption or termination of the status of the Participant as an “employee” under Section 1.421-7(h) of the Regulations under the Code, and corresponding provisions of successor Regulations.

2.4            “Termination by the Company/Subsidiary for Good Reason” means termination of the Participant’s employment by the Company/Subsidiary: (a) upon failure of the Participant to satisfactorily perform such Participant’s responsibilities and duties as prescribed and changed from time to time; (b) upon the Participant having been charged with an act punishable by imprisonment or having committed an act of moral turpitude; (c) as determined in the Company’s sole and absolute discretion, upon the Participant’s engaging in conduct that is detrimental to the business and/or reputation, character and/or standing of the Company/Subsidiary, or otherwise injurious to the Company/Subsidiary, monetarily or otherwise, including, but not limited to, embezzlement, fraud, theft, dishonesty, misfeasance, malfeasance, neglect of duties, incompetence or insubordination; (d) upon any violation by the Participant of the policies and/or procedures applicable to the Participant and promulgated from time to time by the Company/Subsidiary, (e) upon breach (or anticipated breach) of the NDA (as defined herein), as determined in the Company’s sole and absolute discretion; or (f) if the Participant, directly or indirectly, renders services to or engages with any individual or business which, as determined in the Company’s sole and absolute discretion, is or becomes competitive with the Company or creates a conflict of interest. In the event of a dispute between the Participant and the Company/Subsidiary regarding whether the Participant was Terminated by the Company/Subsidiary for Good Reason, the Committee’s decision with respect to such matter, determined in good faith, shall be final and conclusive and binding on the Participant.

3.            Vesting.

3.1            Vesting Schedule. Conditioned on the Participant’s Continuous Service with the Company/Subsidiary, each SAR granted under this Agreement shall vest and become exercisable as set forth below. Except as otherwise provided in this Agreement, unvested SARs shall not be exercisable on or after the Participant’s Separation from Service with the Company:

•      5% on the second anniversary of the Grant Date;

•      10% on the third anniversary of the Grant Date;

•      15% on the fourth anniversary of the Grant Date;

•      20% on the fifth anniversary of the Grant Date;

•      25% on the sixth anniversary of the Grant Date; and

•      25% on the seventh anniversary of the Grant Date.

3.2            Expiration. The SARs granted hereunder shall expire and terminate on the Expiration Date designated above, or earlier as provided herein or in the Plan.

4.            Separation from Service.

4.1            Separation from Service for Other Than Death, Disability. If the Participant’s Separation from Service is for any reason other than death or Disability, the Participant may exercise his or her vested SARs under this Agreement, but only within the time-period ending on the earlier of (a) the date three months following the Participant’s Separation from Service or (b) the Expiration Date.

4.2            Separation from Service Due to Termination for Good Reason by Company/Subsidiary or Other Than Good Reason. If the Participant Separates from Service due to a Termination by the Company/Subsidiary for Good Reason or Other Than Good Reason, then except as set forth herein, the Participant’s SARs (whether vested or unvested) shall immediately terminate and cease to be exercisable.

4.3            Separation from Service Due to Disability. If the Participant Separates from Service with the Company/Subsidiary as a result of the Participant’s Disability, the Participant may exercise the Participant’s vested SARs, but only within such time-period ending on the earlier of (a) the date 12 months following the Participant’s Separation from Service or (b) the Expiration Date.

4.4            Separation from Service Due to Death. If the Participant Separates from Service with the Company/Subsidiary as a result of the Participant’s death, the Participant’s vested SARs may be exercised by the Participant’s estate, by a person who acquired the right to exercise the SARs by will or the laws of descent and distribution, or by the person designated to exercise the SARs upon the Participant’s death, but only within the time period ending on the earlier of (a) the date 12 months following the Participant’s Separation from Service or (b) the Expiration Date.

5.            Manner of Exercise.

5.1            When to Exercise. Except as otherwise provided in the Plan or this Agreement, the Participant (or in the case of exercise after the Participant’s death or incapacity, the Participant’s executor, administrator, heir or legatee, as the case may be) may exercise his or her vested SARs, in whole or in part, at any time after vesting and until the Expiration Date, or earlier termination pursuant to Section 4 hereof, by following the procedures set forth in this Section 5. If partially exercised, the Participant may exercise the remaining unexercised portion of the SAR grant at any time after vesting and until the earlier of the Expiration Date or other termination event pursuant to Section 4 hereof. No SARs shall be exercisable after the Expiration Date.

5.2            Election to Exercise. To exercise a SAR, the Participant (or in the case of exercise after the Participant’s death or incapacity, the Participant’s executor, administrator, heir or legatee, as the case may be), must deliver to the Company a written notice (or notice through another previously approved method, which could include a web-based or e-mail system) to the Trust Department of the Company’s subsidiary, International Bank of Commerce, Laredo (the “Trust Department”), which sets forth the number of SARs being exercised, together with any additional documents required by the Company/Subsidiary. Each such notice must satisfy the procedures then applicable to the SARs and must contain such representations as required by the Company.

5.3            Documentation of Right to Exercise. If a person other than the Participant exercises SARs granted under this Agreement, the person must first submit documentation reasonably acceptable to the Company verifying such person’s legal right to exercise the SARs.

5.4            Date of Exercise. The SARs shall be deemed exercised on the business day when the Company receives a fully executed exercise notice. If the notice is received after business hours on such date, the SARs shall be deemed exercised on the business date immediately following the business date when such notice is received by the Company.

5.5            Special Exercise Requirements. A SAR may be exercised only if the Participant has first provided the Company with prior written notice of such Participant’s intent to exercise the SAR (the “SAR Intent Notice”), in substantially the form attached hereto as Exhibit A. Upon the expiration of 90 calendar days after the Company’s receipt of the SAR Intent Notice (the “SAR Hold Period”), the Participant shall have 15 calendar days to exercise the SAR (the “SAR Exercise Period”) in accordance with the following requirements: (i) the Participant’s completion, execution and delivery to the Company of a notice of exercise and “investment letter” (if required by the Company), in substantially the form attached hereto as Exhibit B (the “Notice of Exercise”); and (ii) if requested by the Company, the Participant’s submission to the Company of a completed and executed Non-Disclosure and Non-Solicitation Agreement (the “NDA”), in substantially the form attached hereto as Exhibit C, as amended from time to time in the Company’s sole and absolute discretion, and Participant agrees the ability to participate in the Plan constitutes good and adequate consideration for the NDA. In the event the Participant does not exercise the SAR within the SAR Exercise Period, the SAR Intent Notice shall become null and void.

6.            Withholding. Prior to the payment of the Appreciation Value in connection with the exercise of a SAR, the Participant must make arrangements satisfactory to the Company to pay or provide for the deduction from the cash appreciation Value or other compensation due the Participant from the Company/Subsidiary to satisfy any applicable federal, state and local withholding obligations on the exercise. If approved by the Committee in its discretion, the required withholding obligations may be settled by the delivery to the Company of previously owned and unencumbered shares of Company Stock held by the Participant.

7.            Form of Payment. Upon the exercise of all or a portion of the SARs, the Participant shall be entitled to a cash payment equal to the Appreciation Value of the SARs being exercised, less any amounts withheld pursuant to Section 6.

8.            Section 409A; No Deferral of Compensation. Neither the Plan nor this Agreement is intended to provide for the deferral of compensation within the meaning of Section 409A of the Internal Revenue Code (the “Code”), and the Plan and this Agreement are to be construed accordingly. The Company reserves the right to unilaterally amend or modify the Plan or this Agreement to the extent the Company considers it necessary or advisable, in its sole discretion, to comply with, or to ensure that the SARs granted hereunder are not subject to Section 409A of the Code.

9.            No Right to Continued Employment. Neither the Plan nor this Agreement shall confer upon the Participant any right to be retained in any position as an Employee of the Company. Nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company/Subsidiary to terminate the Participant’s employment at any time, with or without notice, as the Participant’s employment at all times remains “at will.”

10.            Transferability. The SARs granted herein are not transferable by the Participant other than to a designated beneficiary upon the Participant’s death or by will or the laws of descent and distribution, and are exercisable during the Participant’s lifetime only by the Participant. No assignment or transfer of the SARs, or the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to a designated beneficiary upon death by will or the laws of descent and distribution) shall vest in the assignee or transferee any interest or rights herein, but immediately upon such assignment or transfer, the SARs automatically shall terminate with no further effect.

11.            Change in Control.

11.1            Effect on SARs. In the event of a Change in Control, notwithstanding any provision in the Plan or this Agreement to the contrary, the outstanding SARs granted herein shall become immediately 100% vested and exercisable, provided that (i) the Participant has provided Continuous Service to the Company/Subsidiary as of the consummation of the Change in Control, and (ii) the Participant did not initiate the event that resulted in the occurrence of such Change in Control in a capacity other than as an officer or director of the Company.

11.2            Cash-out. In the event of a Change in Control, the Committee may, in its discretion and upon at least ten (10) days’ advance notice to the Participant, cancel any or all of the outstanding SARs granted under this Agreement and pay the Participant the cash Appreciation Value of the SARs based upon the price per share of Stock received or to be received by other shareholders of the Company in the Change in Control transaction. Notwithstanding the foregoing, if at the time of a Change in Control the Base Value of an outstanding SAR equals or exceeds the price to be paid for a share of Stock in connection with the Change in Control, the Committee may cancel the SAR without the payment of any consideration.

12.            Return of SARs Payment. The Participant acknowledges and agrees that the SAR has been granted, in part, in anticipation of and to encourage the Participant’s continued employment with the Company/Subsidiary and to provide the Participant with an additional incentive to contribute to and benefit from the Company’s long-term growth, increased value of goodwill and profitability. Given the foregoing, and notwithstanding any provision in this Agreement to the contrary, upon the Participant’s (a)  breach (or anticipated breach) of the NDA, as determined in the Company’s sole and absolute discretion; (b) directly or indirectly rendering services to or engagement with any individual or business which is competitive with IBC’s Business (as defined in the NDA) within twelve months after Participant’s Separation of Service; (c) having been charged with an act punishable by imprisonment or having committed an act of moral turpitude; or (d) other conduct by the Participant that is detrimental to the business and/or reputation of the Company or its Subsidiaries as determined in the sole and absolute discretion of the Company, then the Company shall, if it so elects, be entitled to:

(a)            Cancel any unvested SARs granted to the Participant under this Agreement; require forfeiture of any vested, but not exercised SARs granted to the Participant under the Plan; and/or require reimbursement by the Participant for any cash SAR payments received by the Participant following exercise of SARs granted hereunder during the twelve months prior the Participant’s Separation of Service (the “Repayment”), with Repayment to occur in accordance with applicable laws, regulations or Company policies that may be adopted and/or modified from time to time. Any amounts due and owing by the Participant in connection with the Repayment shall be paid to the Company within 14 calendar days after written notice from the Company to the Participant.

(b)            If Repayment is not made within 14 calendar days after written notice from the Company to the Participant, the Company and/or the Participant may file an arbitration as provided hereunder. The only claims subject to this arbitration procedure are claims regarding Repayment under this Section 12. All arbitrations will be governed by the Company’s Open Door Policy except as stated otherwise herein. If any conflict should arise between the provisions in the Open Door Policy and the provisions in this Agreement, this Agreement shall govern. If an award is made in an arbitration filed under this Section 12, the arbitrator shall award attorney’s fees and costs to the prevailing party.

(c)            Upon the filing of an arbitration seeking Repayment under this Section 12, an arbitrator will be selected in accordance with the Open Door Policy and such selection shall be submitted to the American Arbitration Association (“AAA”) within three business days of receipt of the list of arbitrators. Within five business days of an arbitrator being appointed, the arbitrator shall provide the parties with a briefing schedule to include an arbitration hearing within 30 days of the arbitrator’s appointment.

(d)            Within five business days of the filing of the arbitration, a party must provide written notice to the other party and the AAA of its intention to file a Motion for Summary Judgment (“MSJ”), in which case, the selected arbitrator will provide a briefing schedule within five business days of appointment to include a MSJ must be filed within five business days, a response must be filed within five business days, and any reply must be filed within five business days. The arbitrator will rule on the MSJ within 14 days of the reply, if any. If the MSJ is denied, a new arbitrator will be appointed as provided under the Open Door Policy and a hearing will be held within 30 days of the new arbitrator’s selection.

(e)            By accepting this Stock Appreciation Rights Award, the Participant agrees to be bound by the Return of SARs Payment as set forth herein, as in effect and as modified from time to time by the Company in its sole and absolute discretion (including, without limitation, any provision adopted and/or modified to comply with applicable laws and regulations). The Company will provide the Participant with at least ten business days advance notice with regard to any modification of the arbitration provisions in Sections 12(c) and (d) and any changes shall not be effective until the notice period has expired.

12.1            Forfeiture. Notwithstanding any provision in this Agreement to the contrary, if the Participant ceases to be an employee due to Termination by the Company/Subsidiary for Good Reason by the Company, or there is a substantial reduction in the Participant’s responsibilities or duties as determined by the Company’s management, all SARs granted herein shall be forfeited effective as of the Separation from Service date, or on the date when the Participant’s responsibilities or duties have been substantially reduced.

13.            Adjustments. The SARs may be adjusted or terminated in any manner as contemplated by Section 3.03 of the Plan.

14.            Tax Liability and Withholding. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or exercise of the SARs granted herein, and (b) does not commit to structure the SARs to reduce or eliminate the Participant’s liability for Tax-Related Items.

15.            Compliance with Laws. The exercise of the SARs shall be subject to compliance by the Company and the Participant with all applicable laws. The Participant may not exercise the SARs if such exercise would violate any applicable Federal or state securities laws or other laws or regulations.

16.            Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Trust Department at the Company’s principal corporate offices. Any notice required to be delivered to the Participant under this Agreement shall be in writing and addressed to the Participant at the Participant’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

17.            Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Texas without regard to conflict of law principles.

18.            Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Participant and the Company.

19.            SARs Subject to Plan. This Agreement is subject to the terms and provisions of the Plan as it may be amended from time to time, and the Plan is hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan shall govern and prevail.

20.            Successors and Assigns. The Company may assign any of its rights under this Agreement, and this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the person(s) to whom the SARs may be transferred by will or the laws of descent and distribution.

21.            Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

22.            Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the SARs in this Agreement does not create any contractual right or other right to receive any SARs or other Awards in the future. Future Awards, if any, shall be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant’s employment with the Company.

23.            Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the SARs granted herein, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Participant’s material rights under this Agreement without the Participant’s consent.

24.            No Impact on Other Benefits. The value of the Participant’s SARs granted hereunder is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

25.            Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

26.            Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the SARs subject to all of the terms and conditions of the Plan and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon exercise of the SARs and that the Participant should consult a tax advisor prior to such exercise.

27.            Execution. Participant agrees that this Agreement may be executed in hand-written form (“Manual Signature”) or through the use of Electronic Signature, which electronic signatures, whether digital or encrypted, are intended to authenticate this writing and to have the same force and effect as Manual Signatures for the purposes of validity, enforceability, and admissibility. “Electronic Signature” means any electronic sound, symbol, or process attached to or logically associated with a record and executed or adopted by a party with the intent to sign such record. If Participant elects to execute this Agreement with an Electronic Signature, Participant agrees that Participant and only Participant will perform the act of executing this Agreement with Participant’s Electronic Signature.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INTERNATIONAL BANCSHARES CORPORATION

By:

Name:

Title:

[EMPLOYEE NAME]

By:

Name:

Exhibit A

Notice of Intent to Exercise Stock Appreciation Right

2022 International Bancshares Corporation Stock Appreciation Right Plan

Date:	Printed Name:

To:	International Bancshares Corporation (Attention: Trust Department – Executive Vice President)

1200 San Bernardo

Laredo, Texas 78042-1359

To whom it may concern,

Pursuant to Section 5.5 of the International Bancshares Corporation Stock Appreciation Rights Award Agreement (the “Agreement”) dated ____________ _, 202__, this letter is to inform you that I intend, but am not required, to exercise my Stock Appreciation Right(s) (“SAR(s)”) upon the expiration of the SAR Hold Period and within the SAR Exercise Period, as each of those terms is defined in the Agreement.

Sincerely,

Exhibit B

NOTICE OF EXERCISE OF STOCK APPRECIATION RIGHT

2022 International Bancshares Corporation Stock Appreciation Rights Plan

Date:	Name:

To:	International Bancshares Corporation (Attention: Trust Department – Executive Vice President)

1200 San Bernardo

Laredo, Texas 78042-1359

Information Concerning Stock Appreciation Right Exercise

I wish to exercise my vested Stock Appreciation Rights (check box ☒)

Date of SAR Agreement:	__________
Number of SARs to be exercised: (See SAR agreement)	______________________
Exercise price per SAR: (See SAR agreement)	$_____________________
Form of Payment: Cash	$ ____________

The undersigned holder of a Stock Appreciation Right (the “SAR”) issued by International Bancshares Corporation, a Texas corporation (the “Company”), evidenced by the above-referenced SAR Agreement, pursuant to which the undersigned is entitled receive, upon exercise, a cash amount equal to the excess of (a) the Fair Market Value of a share of Stock on the date of exercise, over (b) the Base Value (the “Appreciation Value”), hereby: (i) irrevocably exercises the SAR for the number of shares (the “Shares”) of Stock designated above, and (ii) directs that the Appreciation Value for such Shares be paid and delivered to the undersigned at the address set forth below. The undersigned acknowledges and agrees that the undersigned’s exercise of the SAR shall not be effective unless and until the undersigned shall have fully complied with the exercise provisions of the SAR Agreement.

The undersigned additionally affirms and acknowledges that the undersigned is in full compliance with and will fully comply with the undersigned’s Non-Disclosure and Non-Solicitation Agreement, if applicable.

Signature of SAR Holder

Printed Name:
Address:

Social Security Number:

Effective Date: